EXHIBIT 99.1
July 5, 2018

Mobivity Raises $5 Million in New Funding

PHOENIX, AZ – July 5, 2018 – Mobivity Holdings Corp. (OTCQB:MFON), maker of the award-winning re●currency platform that increases customer visits and spend in restaurants, retail, and personal care brands, today announced that it has raised $5 million via a private financing.

The financing was led by Talkot Capital, with participation from certain existing shareholders, and consisted of the Company’s sale of 5,047,583 common shares, at an offering price of $1.00 per share, for gross proceeds of $5 million, consisting of $4,000,000 in cash and the cancellation of $1,047,583 of indebtedness under certain promissory notes issued by the Company in February 2018.  The financing proceeds will be used for future working capital needs.  Additional details regarding the financing can be found in the Form 8-K to be filed with the U.S. Securities and Exchange Commission.

Dennis Becker, Chairman and CEO, commented, “As we continue to forge ahead and grow relationships with large global brands, our business development opportunities continue to expand. We’re seeing our customers diverting strategic initiatives away from billion dollar-market cap incumbent technology vendors and towards Mobivity’s products and services. Given the potential upside of even greater strategic involvement with our existing and prospective clients’ long term digital strategies, we felt it was imperative that we enhance the strength of our balance sheet. We believe that completing this restricted common sale, at roughly our current market pricing, is a testament to the enthusiasm for our upside and will be catalytic in accelerating our growth.”

About Mobivity
Brick and mortar stores struggle to manage customer connections in a digital world. Mobivity provides a platform to connect national restaurants, retailers, personal care brands and their partners with customers to increase retention, visits, and spend. Mobivity’s re●currency suite of products increases customer engagement and frequency by capturing detailed POS transaction records, analyzing customer habits, and motivating customers and employees through data-driven messaging applications and rewards. For more information about Mobivity, visit www.mobivity.com or call (877) 282-7660.

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Forward Looking Statement
This press release contains forward-looking statements concerning Mobivity Holdings Corp. within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding the Company’s expectations for the growth of the Company's operations and revenue; and the advantages and growth prospects of the mobile marketing industry. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, our ability to successfully integrate our recent additions to management; our ability to develop the sales force required to achieve our development and revenue goals; our ability to raise additional working capital as and when needed; changes in the laws and regulations affecting the mobile marketing industry and those other risks set forth in Mobivity Holdings Corp.'s annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on April 11, 2018 and subsequently filed quarterly reports on Form 10-Q. Mobivity Holdings Corp. cautions readers not to place undue reliance on any forward-looking statements. Mobivity Holdings Corp. does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Media Contacts:
David Galante ● Senior Vice President of Marketing and Product, Mobivity
david.galante@mobivity.com ● (224) 542-0198

Investor Relations:
Charles Mathews ● Chief Financial Officer, Mobivity
Charles.mathews@mobivity.com ● (877) 282-7660